EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 318 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated May 30, 2019 which was filed as Exhibit (i) to Post-Effective Amendment No. 315.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

June 26, 2019

Boston, Massachusetts